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                                                                   EXHIBIT 23.12

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 filed on or about September 20, 1999 of our report, dated January 30, 1998, relating to the consolidated financial statements of Downey Bancorp and subsidiary. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

McGladrey & Pullen LLP

Pasadena, California
September 20, 1999